                               [REX STORES LOGO]


News Announcement                           For Immediate Release

For further information contact:

Douglas Bruggeman                           Stewart A. Lewack, Joseph N. Jaffoni
Chief Financial Officer                     Jaffoni & Collins Incorporated
937/276-3931                                212/835-8500 or rsc@jcir.com


                       REX STORES' SECOND QUARTER DILUTED
                     EARNINGS PER SHARE INCREASE 4% TO $0.26

Dayton, Ohio (September 2, 2004) -- REX Stores Corporation (NYSE:RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the three- and six-month periods ended July 31, 2004.

Net income in the three months ended July 31, 2004 rose 4% to $3.3 million, or $0.26 per diluted share, from net income of $3.2 million, or $0.25 per diluted share, in the three months ended July 31, 2003. Net income for the 2004 period reflects an income tax benefit of $1.4 million due to the June 2004 successful completion of an Internal Revenue Service examination related to the Company's
Section 29 income tax credits for certain years. Net income for the 2004 period also reflects a $0.6 million pre-tax loss on the early termination of debt. Per share results are based on 12,854,000 and 12,626,000 diluted weighted average shares outstanding for the three-month periods ending July 31, 2004 and July 31, 2003, respectively.

Net sales in the three months ended July 31, 2004 fell 2% to $88.4 million from $90.2 million in the three months ended July 31, 2003. Comparable store sales during the period were flat compared to the same year-ago period. Excluding air conditioners, which can represent a significant portion of the Company's fiscal second quarter sales, comparable store sales would have risen 4%. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.


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


REX Stores Reports Second Quarter Results, 9/2/04                         page 2


During the three-month period ended July 31, 2004, REX purchased approximately 420,400 shares of its common stock in open market transactions. Subsequent to the end of the quarter, the Company purchased approximately 103,000 additional shares. The Company has approximately 597,000 authorized shares remaining available to purchase under its previously announced stock buy-back authorization.

Net income in the six-month period ended July 31, 2004 rose 17% to $7.4 million, or $0.57 per diluted share, compared to net income of $6.3 million, or $0.50 per diluted share, in the six-month period ended July 31, 2003. Per share results are based on 12,925,000 and 12,567,000 diluted weighted average shares outstanding for the six-month periods ending July 31, 2004 and July 31, 2003. Net sales in the 2004 six-month period were $175.6 million compared $184.2 million in the six months ended July 31, 2003, while comparable store sales fell 4%.

The Company will host a conference call and webcast today at 11:00 a.m. EDT, which are open to the general public. The conference call dial-in number is 646-862-1110; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.fulldisclosure.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. EDT on September 9, 2004 by dialing 800/633-8625 or 402/977-9141 (international callers). The access code for the audio replay is 21206758. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.fulldisclosure.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of July 31, 2004, the Company operated 239 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-

REX Stores Reports Second Quarter Results, 9/2/04                         page 3


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                        Three Months Ended         Six Months Ended
                                                             July 31,                  July 31,
                                                      --------    --------    ---------    ---------
                                                        2004        2003         2004        2003
                                                      --------    --------    ---------    ---------
NET SALES                                             $ 88,429    $ 90,150    $ 175,605    $ 184,212

COSTS AND EXPENSES:
     Cost of merchandise sold                           63,350      62,135      125,028      128,722
     Selling, general and administrative expenses       24,410      25,561       48,704       51,088
                                                      --------    --------    ---------    ---------
Total costs and expenses                                87,760      87,696      173,732      179,810
                                                      --------    --------    ---------    ---------

Income from continuing operations before interest,
     other items, income taxes and
     discontinued operations                               669       2,454        1,873        4,402

INVESTMENT INCOME                                           58          23          145           40
INTEREST EXPENSE                                          (796)     (1,292)      (1,750)      (2,488)
LOSS ON EARLY TERMINATION OF DEBT                         (592)          -         (614)           -
GAIN ON SALE OF REAL ESTATE                                  -           -            -          386
INCOME FROM SYNFUEL INVESTMENTS                          3,343       3,119        8,579        6,183
                                                      --------    --------    ---------    ---------

Income from continuing operations before
     provision for income taxes and discontinued
      operations                                         2,682       4,304        8,233        8,523

PROVISION (BENEFIT) FOR INCOME TAXES                      (800)      1,088          603        2,147
                                                      --------    --------    ---------    ---------

Income from continuing operations                        3,482       3,216        7,630        6,376

Loss from discontinued operations, net of tax             (198)        (49)        (261)         (71)
                                                      --------    --------    ---------    ---------

Net Income                                            $  3,284    $  3,167    $   7,369    $   6,305
                                                      ========    ========    =========    =========

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                     11,225      10,705       11,190       10,821
                                                      ========    ========    =========    =========

Basic income per share from continuing operations         0.31        0.30         0.68         0.59
Basic loss per share from discontinued operations        (0.02)      (0.00)       (0.02)       (0.01)
                                                      --------    --------    ---------    ---------
BASIC NET INCOME PER SHARE                            $   0.29    $   0.30    $    0.66    $    0.58
                                                      ========    ========    =========    =========

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                                   12,854      12,626       12,925       12,567
                                                      ========    ========    =========    =========

Diluted income per share from continuing operations       0.27        0.25         0.59         0.51
Diluted loss per share from discontinued operations      (0.01)      (0.00)       (0.02)       (0.01)
                                                      --------    --------    ---------    ---------
DILUTED NET INCOME PER SHARE                          $   0.26    $   0.25    $    0.57    $    0.50
                                                      ========    ========    =========    =========


                                     (more)

REX Stores Reports Second Quarter Results, 9/2/04                         page 4


                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                    (in thousands, except per share amounts)

                                                    July 31    January 31    July 31
                                                     2004         2004         2003
                                                  -----------  ----------   ---------
                                                  (Unaudited)              (Unaudited)
CURRENT ASSETS:
       Cash and cash equivalents                  $   3,360    $  29,026    $   2,116
       Accounts receivable, net                       1,771        2,560        1,844
       Synthetic fuel receivable                      2,288        3,098          400
       Merchandise inventory                        156,167      116,755      169,101
       Prepaid expenses and other                     1,670        1,481        3,068
       Future income tax benefits                     8,703        8,703        8,860
                                                  ---------    ---------    ---------
               Total current assets                 173,959      161,623      185,389

PROPERTY AND EQUIPMENT, NET                         132,953      131,409      133,439
OTHER ASSETS                                            639        3,477        2,434
FUTURE INCOME TAX BENEFITS                           16,082       14,645        7,560
SYNTHETIC FUEL ESCROW                                     -            -       10,042
RESTRICTED INVESTMENTS                                2,262        2,257        2,250
                                                  ---------    ---------    ---------
               Total assets                       $ 325,895    $ 313,411    $ 341,114
                                                  =========    =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
        Notes payable                             $  11,560      $     -    $  30,775
        Current portion of long-term debt             2,899        5,258        6,478
        Current portion of deferred income and
            deferred gain on sale and leaseback      10,348       10,544       11,301
        Accounts payable, trade                      57,522       32,745       45,407
        Accrued income taxes                            575          806           51
        Accrued payroll                               4,406        6,602        4,495
        Other current liabilities                     7,576        7,214        8,738
                                                  ---------    ---------    ---------
               Total current liabilities             94,886       63,169      107,245
                                                  ---------    ---------    ---------

LONG-TERM LIABILITIES:
         Long-term mortgage debt                     32,406       53,548       60,504
         Deferred income                             11,809       12,762       13,015
         Deferred gain on sale and leaseback              -            -           49
                                                  ---------    ---------    ---------
               Total long-term liabilities           44,215       66,310       73,568
                                                  ---------    ---------    ---------

SHAREHOLDERS' EQUITY:
         Common stock                                   286          283          278
         Paid-in capital                            127,734      126,124      121,786
         Retained earnings                          192,449      185,080      163,945
         Treasury stock                            (133,675)    (127,555)    (125,708)
                                                  ---------    ---------    ---------
               Total shareholders' equity           186,794      183,932      160,301
                                                  ---------    ---------    ---------
               Total liabilities and
                   shareholders' equity           $ 325,895    $ 313,411    $ 341,114
                                                  =========    =========    =========

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